                                    EXHIBIT 7


Legal Title of Bank:  Bank One Trust Company, N.A.  Call Date:  9/30/01   State #:  391581  FFIEC 041
Address:              100 Broad Street              Vendor ID:  D         Cert #:   21377   Page RC-1
City, State  Zip:     Columbus, OH 43271            Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                        DOLLAR AMOUNTS IN THOUSANDS  C300
                                                                        RCON     BIL MIL THOU        -----
                                                                        ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from
     Schedule RC-A):                                                    RCON
    a. Noninterest-bearing balances and currency and coin(1) ......     0081       297,128            1.a
    b. Interest-bearing balances(2) ...............................     0071             0            1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ..     1754             0            2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)     1773           863            2.b
3.  Federal funds sold and securities purchased under agreements to
     resell .......................................................     1350     1,457,726            3.
4.  Loans and lease financing receivables: (from Schedule RC-C):        RCON
    a. Loans and leases held for sale .............................     5369             0            4.a
    b. Loans and leases, net of unearned income ...................     B528       147,723            4.b
    c. LESS: Allowance for loan and lease losses ..................     3123           194            4.c
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c) .......................................     B529       147,529            4.d
5.  Trading assets (from Schedule RC-D) ...........................     3545             0            5.
6.  Premises and fixed assets (including capitalized leases) ......     2145        17,587            6.
7.  Other real estate owned (from Schedule RC-M) ..................     2150             0            7.
8.  Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M) ...............................     2130             0            8.
9.  Customers' liability to this bank on acceptances outstanding ..     2155             0            9.
10. Intangible assets
    a.  Goodwill ..................................................     3163             0           10.a
    b.  Other intangible assets (from Schedule RC-M) ..............     0426         9,759           10.b
11. Other assets (from Schedule RC-F) .............................     2160       763,544           11.
12. Total assets (sum of items 1 through 11) ......................     2170     2,694,136           12.

----------

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:  Bank One Trust Company, N.A.  Call Date:  9/30/01   State #:  391581  FFIEC 041
Address:              100 East Broad Street         Vendor ID:  D         Cert #"   21377   Page RC-2
City, State  Zip:     Columbus, OH 43271            Transit #:  04400003


SCHEDULE RC-CONTINUED

                                                                               DOLLAR AMOUNTS IN
                                                                                   THOUSANDS
                                                                                   ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C              RCON
       from Schedule RC-E) .....................................          2200     2,450,819         13.a
       (1) Noninterest-bearing(1) ..............................          6631     1,403,420         13.a1
       (2) Interest-bearing ....................................          6636     1,047,399         13.a2
      b. Not applicable
14. Federal funds purchased and securities sold under agreements
     to repurchase .............................................     RCFD 2800             0         14.
15. Trading Liabilities(from Schedule RC-D) ....................     RCFD 3548             0         15.
16. Other borrowed money (includes mortgage indebtedness and
     obligations under capitalized leases) (from Schedule RC-M)           3190             0         16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding ...          2920             0         18.
19. Subordinated notes and debentures (2) ......................          3200             0         19.
20. Other liabilities (from Schedule RC-G) .....................          2930        82,625         20.
21. Total liabilities (sum of items 13 through 20) .............          2948     2,533,444         21.
22. Minority interest in consolidated subsidiaries .............          3000             0         22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ..............          3838             0         23.
24. Common stock ...............................................          3230           800         24.
25. Surplus (exclude all surplus related to preferred stock) ...          3839        45,157         25.
26. a. Retained earnings .......................................          3632       114,729         26.a
    b. Accumulated other comprehensive income (3) ..............          B530            26         26.b
27. Other equity capital components (4) ........................          A130             0         27.
28. Total equity capital (sum of items 23 through 27) ..........          3210       160,692         28.
29. Total liabilities, minority interest, and equity
     capital (sum of items 21, 22, and 28) .....................          3300     2,694,136         29.

Memorandum

To be reported only with the March Report of Condition.

                                                                                                         Number
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
    auditing work performed for the bank by independent external
    auditors as of any date during 2000 .............................    RCFD 6724     N/A               M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus.

(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.